UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2013

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.     Material Modifications to Rights of Security Holders.

The information set forth or incorporated into Item 5.03 of this Current Report on Form 8-K regarding the certificate of designations (the “Certificate of Designations”) for the 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B, par value $0.01 per share and liquidation preference of $50.00 per share (the “Convertible Preferred Stock”) of Sanchez Energy Corporation (the “Company”) is incorporated into this Item 3.03 by reference.

Item 5.03.     Amendments to Articles of Incorporation.

The Company filed the Certificate of Designations with the Secretary of State of the State of Delaware designating 4,500,000 shares of its preferred stock as the Convertible Preferred Stock effective March 26, 2013.  The description of the Certificate of Designations set forth under Item 3.02 of the Company’s Current Report on Form 8-K filed March 21, 2013 is incorporated into this Item 5.03 by reference.

The description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as exhibits to this Current Report on Form 8-K:

Exhibit	Description

3.1	Certificate of Designations of 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: April 1, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Designations of 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B.